PURCHASE AND SALE AGREEMENT

                               BETWEEN

                        SMITH PRODUCTION INC.

                              AS SELLER

                                 AND

                        CNR PRODUCTION, LLC

                            AS PURCHASER

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Table of Contents

Definitions

Exhibits

Recitals

Article 1 Purchase and Sale

Section 1.1  Purchase and Sale

Section 1.2  Assets

Section 1.3  Excluded Assets

Section 1.4  Effective Time

Section 1.5  Copying and Receipt of Records

Section 1.5  Copying and Receipt of Records

Article 2 Purchase Price

Section 2.1  Purchase Price

Section 2.2  Adjustments to Purchase Price

Section 2.3  Allocation of Purchase Price

Article 3 Title Matters

Section 3.1 Net Revenue Interest; Working Interest

Section 3.2 Assignment and Bill of Sale

Section 3.3 Permitted Encumbrances

Section 3.4 Consents to Assignment

Section 3.5 Casualty Loss

Section 3.6 Condemnation Loss


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Article 4 Environmental Matters

Section 4.1 Environmental Assessment

Section 4.2 Limitations

Article 5 Representations and Warranties of Seller

Section 5.1 Disclaimers

Section 5.2 Existence and Qualification

Section 5.3 Power

Section 5.4 Authorization and Enforceability

Section 5.5 No Conflicts

Section 5.6 Purchaser's Liability for Brokers' Fees

Section 5.7 Litigation

Section 5.8 Taxes and Assessments

Section 5.9  Governmental Authorizations

Section 5.10 Consents to Assignments and Preferential
             Purchase Rights

Section 5.11 Non-foreign Person

Section 5.12 Condemnation

Section 5.13 Bankruptcy

Section 5.14 PUHCA/NGA

Section 5.15 Investment Company

Article 6 Representations and Warranties of Purchaser

Section 6.1 Existence and Qualification

Section 6.2 Power

Section 6.3 Authorization and Enforceability

Section 6.4 No Conflicts

Section 6.5 Seller's Liability for Brokers' Fees

Section 6.6 Litigation

Section 6.7 Financing


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Article 7 Covenants of the Parties

Section 7.1 Access

Section 7.2 Tax Matters

Section 7.3 Notification of Breaches

Section 7.4 Documents Delivered at Closing

Section 7.5 Public Announcements

Section 7.6 Further Assurances

Section 7.7 Indemnity Regarding Access

Section 7.8 Gas Imbalances and Take-or-Pay Make-up
            Obligations

Section 7.9  Consents to Assignment

Section 7.10 Like-Kind Exchange

Article 8 Conditions to Closing

Section 8.1 Conditions of Seller to Closing

Section 8.2 Conditions of Purchaser to Closing

Article 9 Closing

Section 9.1 Time and Place of Closing

Section 9.2 Obligations of Seller at Closing

Section 9.3 Obligations of Purchaser at Closing

Section 9.4 Closing Payment and Post-Closing Purchase
            Price Adjustments
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Article 10   Termination

Section 10.1 Termination

Section 10.2 Effect of Termination

Article 11   Post-Closing Matters

Section 11.1 Receipts

Section 11.2 Expenses

Section 11.3 Assumption

Section 11.4 Survival

Section 11.5 Waiver of Trade Practices Acts

Article 12   Miscellaneous

Section 12.1 Counterparts

Section 12.2 Notice

Section 12.3 Binding Agreement

Section 12.4 Expenses

Section 12.5 No Third-Party Beneficiaries

Section 12.6 Construction

Section 12.7 Governing Law

Section 12.8 Captions

Section 12.9 Waivers

Section 12.10 Assignment

Section 12.11 Entire Agreement

Section 12.12 Amendment

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement"), is executed on January 1, 2003, by and between Smith Production Inc. ("Seller") , a Texas corporation, and CNR Production, LLC ("Purchaser"), a
Texas limited liability company.

DEFINITIONS

"Adjustment Period" shall mean the period of time commencing at the Effective Time and ending on the Closing Date as discussed in Section 2.2.

"Adjusted Purchase Price" shall mean the Purchase Price after calculating and applyingthe adjustments set forth in Section 2.2.

"Affiliates" with respect to any Person, means any person that directly or indirectlycontrols, is controlled by or is under common control with such Person.

"Agreement" has the meaning set forth in the first paragraph of this Agreement.

"Allocated Value" shall mean the allocation of the unadjusted Purchase Price among each of the Assets as described in Section 2.3.

"Assets" shall mean an undivided two percent (2%) of Seller's right, title and interest, as of the Effective Time, in the property rights described in 1.2(a) through 1.2(h), inclusive.

"Assignment and Bill of Sale" shall mean the conveyance document by which Seller conveys the Assets to Purchaser as described in Section 3.2.

"Business Day" means each calendar day except Saturdays, Sundays, and Federal holidays.

"Closing" has the meaning set forth in Section 9.1.

"Closing Date" has the meaning set forth in Section 9.1.

"Closing Payment" has the meaning set forth in Section 9.4(a).

"Code" shall mean the Internal Revenue Code.

"Contracts" has the meaning set forth in Section 1.2(d).

"Damages" shall mean the amount of any and all liability, loss, cost, diminution in value, expense, claim, demand, notice of violation, investigation by any Governmental Body, cause of action, administrative proceeding, payment, charge, obligation, fine, penalty, deficiency, award or judgment incurred or suffered by any indemnified party arising out of or resulting from the indemnified matter, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity.

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"DTPA" has the meaning set forth in Section 11.5(a).

"Effective Time" has the meaning set forth in Section 1.4.

"Environmental Laws" means, as the same have been amended as of the EffectiveTime, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C.
Section 7401 et seq. the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections
2601 through 2629; the Oil Pollution Act, 33 U.S.C. Sections 2701 et seq.;
the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.G. Sections 300f through 300j; and all similar Laws as of the Effective Time of any Governmental Body having jurisdiction over the Properties addressing pollution or protection of the environment and all regulations implementing the foregoing.

"Environmental Liabilities" shall mean any and all environmental response costs, costs to cure, restoration costs, costs of remediation, settlements, penalties, fines, attorney fees, and Damages (i) related to a Material Adverse Environmental Condition regardless of whether same occurred PRIOR TO, AT
OR AFTER THE EFFECTIVE TIME and/or (ii) incurred or imposed pursuant to any claim or cause of action by a Governmental Body or other Person for remediation or response costs or any remediation obligation or Damages arising out of any violation of any Environmental Law which is attributable to the ownership or operation of the Properties PRIOR TO, AT OR AFTER THE EFFECTIVE TIME.

"Equipment" has the meaning set forth in Section 1.2(f).

"Excluded Assets" has the meaning set forth in Section 1.3.

"Governmental Authorization" has the meaning set forth in Section 5.9.

"Governmental Body" means any federal, state, local, municipal or other governmental regulatory agency, administrative agency, commission, court, tribunal, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing powers.

"Hydrocarbons" shall mean oil, gas, condensate, other gaseous and liquids products and all products attributable thereto, produced from or attributable to the Properties.

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"Lands" has the meaning set forth in Section 1.2(a).

"Laws" means all statutes, rules, regulations, ordinances, orders, and codes ofGovernmental Bodies.

"Leases" has the meaning set forth in Section 1.2(a).

"Material Adverse Environmental Condition" shall mean any violations of Environmental Laws; any condition that is required to be remediated or cured under applicable Environmental Laws in effect at the time of the Environmental Assessment; the failure to remediate or cure any condition that is required to be remediated or cured under applicable Environmental Laws in effect at the time of the Environmental Assessment; any action or proceeding before any Governmental Body alleging potential liability arising out of or resulting from any actual or alleged violation of, or any remedial obligation under, any Environmental Law with respect to the Properties or notice of same to Seller by any Person.

"Net Revenue Interest" shall mean an ownership interest, expressed either as a decimal or percentage, in the stream of revenues attributable to the Assets, net of all burdens, as discussed in Section 3.1(a).

"Permitted Encumbrances" has the meaning set forth in Section 3.3.

"Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

"Properties" shall mean the Units, Leases, Lands and Wells.

"Property Costs" shall mean all operating expenses and capital expenditures incurred in the ownership and operation of the Assets and, where applicable, in accordance with the relevant operating or unit agreement, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, if any. Property Costs shall include costs of insurance and ad valorem, property, severance, production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other Taxes. Property Costs shall not include liabilities and expenses attributable to (i) claims, investigations, administrative proceedings or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury or death, property damage or violation of any Law, (ii) obligations to plug wells, dismantle facilities, close pits and restore the surface around such wells, facilities and pits, (iii) obligations to remediate or cure any contamination of groundwater, surface water, soil or Equipment under applicable Environmental Laws, (iv) obligations to furnish make-up gas according to the terms of applicable gas sales, gathering or transportation contracts, (v) gas balancing obligations,
(vi) obligations related to the Excluded Assets and (vii) obligations to pay Working Interests, royalties, overridding royalties or other interests held in suspense.

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"Purchase Price" has the meaning set forth in Section 2.1.

"Purchaser" has the meaning set forth in the first paragraph of this Agreement.

"Purchaser Indemnitees" shall mean Purchaser, its officers, directors, shareholders, members, employees, agents, representatives, Affiliates and subsidiaries.

"Records" has the meaning set forth in Section 1.2(h).

"Seller" has the meaning set forth in the first paragraph of this Agreement.

"Seller Indemnitees" shall mean Seller, its officers, directors, shareholders, members, employees, agents, representatives, Affiliates and subsidiaries.

"Surface Contracts" has the meaning set forth in Section 1.2(e).

"Tax(es)" means all federal, state, local and foreign income, profits, franchise, sales, use,ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding Taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.

"Tax Returns" has the meaning set forth in Section 5.8.

"Title Defect" has the meaning set forth in Section 3.4.

"Units" has the meaning set forth in Section 1.2(c).

"Wells" has the meaning set forth in Section 1.2(b).

"Working Interest" shall mean the gross leasehold ownership interest in the Leases, or, as the case may be, the gross ownership interest in fee minerals or other types of interests which are included within the Assets, as discussed in Section 3.1(b).

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EXHIBITS

Exhibit 1.2(a)          Leases

Exhibit 1.2(b)          Wells

Exhibit 1.2(c)          Units

Exhibit 2.3             Allocated Values

Exhibit 3.2             Assignment and Bill of Sale

Exhibit 5.10            Consents to Assignments

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RECITALS:

WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to purchase the Assets from Seller, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, mutual promises, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


ARTICLE 1
PURCHASE AND SALE

Section 1.1  Purchase and Sale.

At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and convey the Assets to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets.

Section 1.2  Assets.

Seller conveys and assigns to Purchaser an undivided two percent (2%) of Seller's right, title and interest in the following property rights described in 1.2(a) through 1.2(h), inclusive:

(a) Oil, gas and mineral leases; subleases and other leaseholds; carried interests; farmout rights; options; and other properties and interests as described on Exhibit 1.2(a), subject to such depth limitations, exclusions and other restrictions as described on Exhibit 1.2 (a) (collectively, the "Leases") and all tenements, hereditaments and appurtenances belonging to the Leases, together with each and every kind and character of right, title, claim, and interest that Seller has in and to the Leases and the lands covered thereby, pooled, unitized or communitized therewith (the "Lands");

(b) Oil, gas, water, disposal or injection wells located on the Lands including the interests in the wells as described on Exhibit 1.2(b) attached hereto (the "Wells");

(c) Units which include all or portions of the Leases, Lands or Wells as described on Exhibit 1.2(c) (the "Units") including production from any such Unit and all tenements, hereditaments and appurtenances belonging to the Units;

(d) All contracts, agreements, orders and instruments by which the Assets are bound or to which the Assets are subject, or that relate to or are otherwise applicable to the Assets (all of which are hereinafter collectively referred to as "Contracts") but excluding the Leases and any contracts, agreements and instruments to the extent transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to Section 7.9;

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(e) Easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights ("Surface Contracts") appurtenant to, and used or held for use primarily in connection with the Properties, excluding any permits and other appurtenances to the extent transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to Section 7.9;

(f) Equipment, machinery, fixtures, facilities and improvements located on the Properties but excluding (i) vehicles, (ii) computers and related peripheral equipment, (iii) communications equipment and
(iv) communications licenses granted by the Federal Communications Commission or other governmental agency (subject to such exclusions, the "Equipment");

(g) Hydrocarbons produced from or attributable to the Properties from and after the Effective Time and all oil, gas, condensate and imbalances with co-owners and with pipelines and all make-up rights with respect to take-or-pay payments; and

(h) To the extent transferable, photocopies of all files; title opinions; land surveys; and non-confidential logs related to the Assets listed above in subsections (a)-(g), inclusive, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to Section 7.9, (ii) computer software,
(iii) work product of Seller's legal counsel (other than title opinions), (iv) records and documents relating to the negotiation and consummation of the sale of the Assets and (v) corporate, financial, income and franchise tax and legal records of Seller that relate to Seller's business generally (whether or not relating to the Assets) (subject to such exclusions, the "Records"). Seller shall retain the originals of all Records.

Section 1.3 Excluded Assets.

Notwithstanding the foregoing, the Assets shall not include the following listed items which are excepted and reserved to Seller and excluded from this Agreement (collectively, the "Excluded Assets"):

(a) The documents, files, records and information excluded in 1.2(h) above;

(b) The equipment, machinery, licenses, fixtures and other tangible personal property excluded in 1.2(f) above;

(c) All rights to any refund of Taxes or other costs or expenses borne by Seller or Seller's predecessors in interest and title attributable to periods prior to the Effective Time;

(d) Seller's bonds, letters of credit, guarantees, permits and licenses; and

(e) All trade credits, account receivables, note receivables, take-or-pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time.

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Section 1.4 Effective Time.

Seller shall transfer possession of the Assets to Purchaser at the Closing, but the effective time of the transfer of the Assets shall be January 1, 2003 at 7:00 a.m., local time at the location of the Properties (the "Effective Time").

Section 1.5 Copying and Receipt of Records.

Purchaser shall be entitled to photocopy the Records at Purchaser's expense. Purchaser may take possession of the photocopies of the Records at any time convenient to Purchaser after Closing.

Section 1.6 Proration of Costs and Revenues.

(a) Purchaser shall be entitled to Purchaser's proportionate share of all (i) Hydrocarbons produced from or attributable to the Properties at and after the Effective Time, (ii) proceeds from the sale of Hydrocarbons at and after the Effective Time and
(iii) other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time. Purchaser shall be liable and responsible for Purchaser's proportionate share of (and entitled to any refunds with respect to) all Property Costs incurred at and after the Effective
Time.

(b) Seller shall be entitled to all (i) Hydrocarbons produced from or attributable to the Properties prior to the Effective Time,
(ii) proceeds from the sale of Hydrocarbons prior to the Effective Time and (iii) other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time. Seller shall be liable and responsible for (and entitled to any refunds with respect to) all Property
Costs incurred prior to the Effective Time.

(c) Purchaser shall be responsible for Purchaser's proportionate share of ad valorem, production, severance and similar Taxes allocated to the period at and after the Effective Time. Seller shall be responsible for such Taxes allocated to the period before the Effective Time.

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ARTICLE 2 PURCHASE PRICE

Section 2.1  Purchase Price.

The purchase price for the Assets (the "Purchase Price") shall be U.S. $1,080,000.00.

Section 2.2  Adjustments to Purchase Price.

The Purchase Price for the Assets shall be adjusted as follows:

(a)	Reduced by the aggregate amount of the proceeds received by Seller from the sale of Purchaser's proportionate share of Hydrocarbons and other proceeds earned and attributable to the Assets during the Adjustment Period;

(b)	Reduced in accordance with Section 3.4 by an amount equal to the
Allocated Value of those Properties that cannot be transferred at Closing because consents to the assignments of those Properties have not been obtained;

(c) Reduced in accordance with Section 3.5 Casualty Loss and Section 3.6 Condemnation Loss;

(d) Increased by the amount of all Property Costs attributable to Purchaser's proportionate share of the Assets which have been paid by Seller and incurred during the Adjustment Period, except for any Property Costs and other such costs already deducted in the determination of proceeds in Section 2.2(a); and

(e) Increased or decreased by other amounts mutually agreed to by Seller and Purchaser.

Section 2.3   Allocation of Purchase Price.

The Purchase Price shall be allocated among each of the Assets in the same proportion as Seller's Purchase Price was allocated among each of the Assets at the time that Seller acquired the Assets. Exhibit 2.3 shall set forth the allocation of the Purchase Price among the Assets (the "Allocated Values").

ARTICLE 3 TITLE MATTERS

Section 3.1 Net Revenue Interest; Working Interest.

(a) Purchaser's proportionate share of the Hydrocarbons produced, saved and marketed from any Unit or Well throughout the duration of the productive life of such Unit or Well after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons (a "Net Revenue Interest") shall entitle Purchaser to receive a Net Revenue Interest of not less than Purchaser's proportionate share of the Net Revenue Interest share shown in Exhibit 1.2(b) for the Wells, except decreases in connection with those operations in which Seller may after the Effective Time be a non-consenting co-owner, decreases resulting from the establishment or amendment after the Effective Time of units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries; and

(b) Purchaser's proportionate share of the Hydrocarbons shall obligate Purchaser to bear a percentage of the Property Costs relating to any Unit or Well not greater than the "Working Interest" shown in Exhibit 1.2(b) for Wells and Exhibit 1.2 (c) for Units without increase throughout the productive life of such Wells or Units except increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Purchaser's proportionate share of the Net Revenue Interest.

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Section 3.2 Assignment and Bill of Sale.

The Assignment and Bill of Sale to be delivered by Seller to Purchaser shall be in form identical to the assignment shown on Exhibit 3.2 attached hereto and shall contain a special warranty of title by, through and under Seller, but not otherwise, to the Leases shown on Exhibit 1.2(a), subject to the Permitted Encumbrances. Otherwise, the Assignment and Bill of Sale shall be without warranty of title, express, implied, statutory or otherwise.
The Assignment and Bill of Sale shall transfer to Purchaser all rights or actions on title warranties given or made by Seller's predecessors
(other than Affiliates of Seller), to the extent Seller may legally transfer such rights.

Section 3.3 Permitted Encumbrances.

As used herein, the term "Permitted Encumbrances" shall mean any or all of the following:

(a) Currently valid and subsisting royalties and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce Seller's Net Revenue Interest below that shown in Exhibit 1.2(b) and Exhibit 1.2 (c) or increase Seller's Working Interest above that shown in Exhibit 1.2(b) and Exhibit
1.2 (c) without a corresponding increase in the Net Revenue Interest;

(b) Currently valid and subsisting leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other Contracts applicable to the Assets, to the extent that they do not, individually or in the aggregate, reduce Seller's Net Revenue Interest below that shown in Exhibit 1.2(b) and Exhibit 1.2 (c) or increase Seller's Working Interest above that shown in Exhibit 1.2(b) and Exhibit
1.2 (c) without a corresponding increase in the Net Revenue Interest;

(c) Third-party consent to assignment requirements and similar restrictions with respect to which waivers or consents are obtained by Seller from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

(d) Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(e) Liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions;

(f) All rights to consent, by required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of oil and gas leases or interests therein if they are not required prior to the sale or conveyance;

(g) Rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;

(h) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not, individually or in the aggregate, reduce Seller's Net Revenue Interest below that shown in Exhibits 1.2(b) and Exhibit 1.2 (c) or increase Seller's Working Interest above that shown in Exhibits 1.2(b) and Exhibit 1.2 (c) without a corresponding increase in Net Revenue Interest;

(j) Calls on production under existing Contracts;

(k) All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such Governmental Body or under any franchise, grant, license or permit issued by any such Governmental Body;

(l) Any matters shown on Exhibit 1.2(a), Exhibit 1.2(b) and Exhibit 1.2 (c);
and

(m) Any other liens, charges, encumbrances, defects or irregularities which do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned), which would be accepted by a reasonably prudent Purchaser engaged in the business of owning and operating oil and gas Assets, and which do not reduce Seller's Net Revenue Interest below that shown in Exhibit 1.2(b) and Exhibit 1.2 (c), or increase Seller's Working Interest above that shown in Exhibit 1.2(b) and Exhibit 1.2
(c)without a corresponding increase in Net Revenue Interest.

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Section 3.4	Consents to Assignment.

Seller shall exercise reasonable efforts to obtain all such permissions, approvals and consents to assignment of the Assets which are reasonably obtainable by Closing and are required to assign Purchaser's proportionate share of the Assets to Purchaser. Seller shall notify Purchaser at least four (4) Business Days prior to Closing of all required third-party consents to the assignment of the Assets to Purchaser which have not been obtained and the Assets to which they pertain. In no event shall there be included in the Assignment and Bill of Sale at Closing any Asset subject to a consent requirement that provides that transfer of the Asset without consent will result in a termination or other material impairment of any rights in relation to such Asset. In cases where the Asset subject to such a requirement is a Contract and Purchaser is assigned the Assets to which the Contract relates, but the Contract is not transferred to Purchaser due to the unwaived consent requirement, Seller shall continue after Closing to use reasonable efforts to obtain such consent so that such Contract can be transferred to Purchaser upon receipt of such consent. In cases where the Asset subject to such a requirement is a Property and the third-party consent to the sale and transfer of the Property is not obtained prior to the Closing Date, Purchaser may elect to treat the unsatisfied consent requirement as a Title Defect by giving Seller notice thereof at least one (1) Business Day prior to the Closing Date. In such event, the failure to obtain such consent to assignment shall be treated as if the affected Assets were subject to a defect ("Title Defect") that resulted in the complete loss of title to such Assets, and the Purchase Price shall be reduced under Section 2.2(b) by the Allocated Value for such Assets. If a consent requirement with respect to which a Purchase Price adjustment is made is subsequently satisfied prior to the date of the final adjustment to the Purchase Price, Seller shall be paid the amount of the previous reduction in the Purchase Price and the affected Assets shall be assigned to Purchaser.

Section 3.5 Casualty Loss.

If, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty and the resulting loss is an amount equal to or greater than ten percent (10%) of the Purchase Price, this transaction shall nevertheless close. In such event, Seller, at Seller's sole election, shall select one of the following options which shall apply to the casualty: (i) Seller shall cause the Assets affected by such casualty to be repaired or restored to at least its condition prior to such casualty, at Seller's sole cost, as promptly as reasonably practicable
(which work may extend after the Closing Date); or (ii) Seller shall, at Closing, pay to Purchaser all sums paid to Seller by third parties by reason of such casualty and shall assign to Purchaser all of Seller's right, title and interest (if any) in insurance claims, unpaid awards, and other rights against third parties other than Seller Indemnitees arising out of the casualty; or (iii) Seller may treat such casualty as a Title Defect with respect to the affected Assets. In the event that Seller elects (i) or (iii) above, Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty. In the event that the loss resulting from the casualty is an amount less than ten percent (10%) of the Purchase Price, this transaction shall nevertheless close and Seller shall have no obligation regarding the casualty.

Section 3.6 Condemnation Loss.

If, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is taken in condemnation or under right of eminent domain, this transaction shall nevertheless close. In such event, Seller, at Seller's sole election, shall select one of the following options which shall apply to the taking: (i) Seller shall, at Closing, pay to Purchaser all sums paid to Seller by third parties by reason of such taking and shall assign, transfer and set over to Purchaser all of Seller's right, title and interest (if any) in insurance claims, unpaid awards, and other rights against third parties other than Seller Indemnitees arising out of the taking; or (ii) Seller shall treat the taking as if the affected Assets were subject to a Title Defect that resulted in the complete loss of title to such Assets, and the Purchase Price shall be reduced under Section 2.2 by the Allocated Value for such Assets. In the case of (ii) above, Seller shall retain all rights to insurance and other claims against third parties with respect to the taking.

ARTICLE 4 ENVIRONMENTAL MATTERS

Section 4.1 Environmental Assessment.

Purchaser may review environmental studies obtained by Seller at the time that Seller acquired the Assets. In the alternative, Purchaser may, at its expense, cause a phase one environmental assessment of all or any portion of the Properties to be conducted by a reputable environmental consulting or engineering firm approved in advance in writing by Seller. The environmental assessment shall be conducted at the sole risk, cost and expense of Purchaser, and Purchaser shall Indemnify Seller from and against any and all losses arising from the environmental assessment as provided in
Section 7.7.

Section 4.2 Limitations.

(a) Purchaser hereby fully releases and discharges Seller from any and all Damages and claims at law or in equity, known or unknown, whether occurring before the Effective Time, existing at the Effective Time or arising after the Effective Time, contingent or otherwise, with respect to all matters relating to Material Adverse Environmental Conditions, Environmental Laws, the release of materials into the environment or the protection of the environment or health EVEN IF SUCH DAMAGES OR CLAIMS ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT) OF SELLER OR THE STRICT LIABILITY OF SELLER provided, however, Purchaser does not release any contribution claims against Seller with respect to third party claims asserted against Purchaser, which claims shall only pertain to liability, if any, attributable to Seller's post-Effective Time ownership interest percentage.

(b) Seller has made copies of Seller's environmental studies covering the Assets available to Purchaser. Purchaser acknowledges and stipulates that Seller's environmental studies were made available to Purchaser without any representation or warranty, express, implied, statutory or whatsoever, and that Seller has not made any representation or warranty, express, implied, statutory or whatsoever, to Purchaser regarding any matter or circumstance relating to Environmental Laws, Material Adverse Environmental Conditions, the release of materials into the environment or protection of the environment or health, and that nothing in Article 5 or otherwise shall be construed as such a representation or warranty.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER

Section 5.1 Disclaimers.

(a) Except as set forth in Article 5 of this Agreement or in the Assignment and Bill of Sale to be delivered by Seller to Purchaser hereunder, (i) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE AND (ii) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT
OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO
PURCHASER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, ATTORNEY, CONSULTANT, REPRESENTATIVE OR ADVISOR
OF SELLER OR ANY OF SELLER'S AFFILIATES).

(b) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3 OR THIS ARTICLE 5, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY
OR OTHERWISE AS TO (i) TITLE TO ANY OF THE ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, DOCUMENTS, REPORTS OF ANY PETROLEUM ENGINEERING CONSULTANT OR ANY GEOLOGICAL, GEOPHYSICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (iii) THE
QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS OR PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF
THE ASSETS OR FUTURE REVENUES THAT MAY BE ATTRIBUTABLE TO THE ASSETS,
(v) THE PRODUCTION OF HYDROCARBONS OR PETROLEUM SUBSTANCES FROM THE ASSETS, (vi) THE MAINTENANCE, STATE OR REPAIR OR LACK THEREOF, PHYSICAL CONDITION, QUALITY, SUITABILITY FOR ANY PURPOSE, DESIGN OR MARKETABILITY OF THE ASSETS, (vii) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (viii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN
MADE AVAILABLE OR COMMUNICATED TO PURCHASER, ITS AFFILIATES OR ITS EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO,
(ix) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT OR (x)
ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES
HERETO THAT PURCHASER SHALL BE DEEMED TO BE PURCHASING THE EQUIPMENT
AND PERSONAL PROPERTY IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS," WITH ALL FAULTS. PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS OF THE ASSETS AS PURCHASER DEEMS APPROPRIATE.

(c) Any representation "to the knowledge of Seller" or "to Seller's knowledge" is limited to matters within the actual knowledge of the officers or management employees, including those with titles of "Manager", "Vice President" and "President," of Seller. Actual knowledge includes information actually personally known or information which should have been ascertained had a reasonable inquiry or investigation been undertaken. The standard of reasonableness is that which would be exercised by a reasonably prudent person who has been advised that the person is expected to make representations and warranties with respect to conditions and information relating to the Assets which are to be conveyed.

(d) Subject to the foregoing provisions of this Section 5.1, Seller represents and warrants to Purchaser the matters set out in this Article 5.

Section 5.2 Existence and Qualification.

Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Seller is duly qualified to do business as a corporation in the respective jurisdictions where the Assets are located.

Section 5.3 Power.

Seller has the corporate power to enter into this Agreement, perform the terms of this Agreement and consummate the transactions contemplated by this Agreement.

Section 5.4 Authorization and Enforceability.

The execution, delivery and performance of this Agreement have been or by Closing will have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and alldocuments required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As evidence of the foregoing, Seller has delivered to Purchaser simultaneous with the execution of this Agreement a unanimous consent executed, adopted and approved by the board of directors of Seller which specifically approves the terms of this Agreement, the execution of this Agreement by Seller and the completion of the transaction contemplated by this Agreement.

Section 5.5 No Conflicts.

The execution, delivery and performance of this Agreement by Seller will not (i) violate any provision of the certificate of incorporation or bylaws of Seller, (ii) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage or indenture to which Seller is a party or which affect the Assets, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest or
(iv) violate any Laws, rule or decree applicable to Seller or any of the Assets, except for rights to consent by, required notices to, and filings with or other actions by Governmental Bodies where the same are not required prior to the assignment of oil and gas interests.

Section 5.6 Purchaser's Liability for Brokers' Fees.

Purchaser shall not have any responsibility, liability or expense, as a result of undertakings or agreements of Seller, for brokerage fees, finder'S fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 5.7 Litigation.

No investigation, proceeding, action, suit, or other legal proceeding of any kind or nature before any Governmental Body or arbitrator (including any take-or-pay claims) is pending and no written notice from any Governmental Body or any other Person has been received by Seller claiming any violation of or noncompliance with any Laws with respect to the Assets including, without limitation, Environmental Laws.

Section 5.8 Taxes and Assessments.

With respect to all Taxes related to the Assets, Seller warrants and represents that (a) all reports, returns, statements (including estimated reports, returns or statements), and other similar filings (the "Tax Returns") relating to the Assets required to be filed on or before the Closing Date by Seller with respect to any Taxes have been or will be timely filed with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; (b) such Tax Returns are true and correct in all material respects, and all Taxes reported on such Tax Returns have been paid; (c) there are not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (d) there are no administrative proceedings or lawsuits pending against the Assets or Seller by any taxing authority; and (e) there are no liens on any of the Assets except for liens for Taxes not yet due.

Section 5.9 Governmental Authorizations.

To Seller's knowledge, there are no proceedings that might result in any modification, revocation, termination or suspension of any permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications ("Governmental Authorizations") which would require any corrective or remediation action by Seller.

Section 5.10 Consents to Assignments and Preferential Purchase Rights.

Except as set forth on Exhibit 5.10, none of the Assets are subject to any preferential rights to purchase, restrictions on assignment or required third-party consents to assignment, which may be applicable to the transactions contemplated by this Agreement, except for governmental consents and approvals of assignments that are customarily obtained after Closing.

Section 5.11 Non-foreign Person.

Seller is not a "foreign Person" within the meaning of Sections 1445 and 7701of the Code.

Section 5.12 Condemnation.

To Seller's knowledge, there is no actual or threatened taking of any part of the Assets by reason of condemnation or eminent domain proceeding.

Section 5.13 Bankruptcy.

There are no bankruptcy, reorganization, or similar arrangement proceedings pending, being contemplated by or, to Seller's knowledge, threatened against Seller or any Affiliate of Seller.

Section 5.14 PUHCA/NGA.

Seller is not (a) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary" of a "holding company," or a "public-utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
(b) subject in any respect to the provisions of said act. No consent is required in connection with the transaction contemplated hereby under the Natural Gas Policy Act of 1978, as amended. Seller is not an interstate pipeline company within the meaning of the Natural Gas Act of 1938.

Section 5.15 Investment Company.

Seller is not (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of said act.

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller the following:

Section 6.1 Existence and Qualification.

Purchaser is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation. Purchaser is duly qualified to do business as a corporation in the respective jurisdictions where the Assets are located.

Section 6.2 Power.

Purchaser has the corporate power to enter into this Agreement, perform the terms of this Agreement and consummate the transactions contemplated by this Agreement.

Section 6.3 Authorization and Enforceability.

The execution, delivery and performance of this Agreement have been or by Closing will have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As evidence of the foregoing, Purchaser has delivered to Seller simultaneous with the execution of this Agreement either a resolution or a unanimous consent executed, adopted and approved by the board of directors of Purchaser which specifically approves the terms of this Agreement, the execution of this Agreement by Purchaser and the completion of the transaction contemplated by this Agreement.

Section 6.4 No Conflicts.

The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement will not (i) violate any provision of the certificate of incorporation or bylaws of Purchaser,
(ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Purchaser is a party, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, or (iv) violate any Law, rule or decree applicable to Purchaser or any of the Assets, except for rights to consent by, required notices to, and filings with or other actions by Governmental Bodies where the same are not required prior to the assignment of oil and gas interests.

Section 6.5 Seller's Liability for Brokers' Fees.

Seller shall not have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 6.6 Litigation.

As of the date of the execution of this Agreement there are (and as of the Closing Date there will be) no actions, suits or proceedings pending, or to Purchaser's knowledge, threatened in writing, before any Governmental Body or brought by any Person against Purchaser or any Affiliate of Purchaser with respect to this Agreement, the transaction contemplated by this Agreement or the Assets.

Section 6.7 Financing.

Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds in United States dollars to enable it to pay the Closing Payment to Seller at the Closing.

ARTICLE 7
COVENANTS OF THE PARTIES

Section 7.1 Access.

(a) Between the date of execution of this Agreement and the Closing Date, Seller will give Purchaser and its representatives access to the Assets and the right to copy, at Purchaser's expense, the Records in Seller's possession, for the purpose of conducting an investigation of the Assets, but only to the extent that Seller may do so without violating any obligations to any third party and to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Purchaser shall be limited to Seller's normal business hours, and any weekends and after hours requested by Purchaser that can be reasonably accommodated by Seller, and Purchaser's investigation shall be conducted in a manner that minimizes interference with the operation of the Assets. All information obtained by Purchaser and its representatives under this Section 7.1 shall be maintained in strictest confidence by Purchaser.

(b) PURCHASER ACKNOWLEDGES THAT EXCEPT TO THE EXTENT CONTAINED IN AN EXPRESS REPRESENTATION IN ARTICLE 5 OF THIS AGREEMENT OR THE ASSIGNMENT AND BILL OF SALE, SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES, WHETHER ORAL OR WRITTEN. SELLER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE AS TO THE ACCURACY OR COMPLETENESS OF INFORMATION OBTAINED BY PURCHASER FROM SELLER OR AS TO SELLER'S TITLE TO THE ASSETS. IN ENTERING
INTO AND PERFORMING THIS AGREEMENT, PURCHASER HAS RELIED AND WILL RELY SOLELY UPON ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE ASSETS, THE VALUE OF THE ASSETS, AND SELLER'S TITLE THERETO AND UPON THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT OR THEASSIGNMENT AND BILL OF SALE.

Section 7.2 Tax Matters.

(a) Subject to the provisions below, Seller shall be responsible for paying all Taxes attributable to the Assets. Purchaser shall reimburse Seller for Purchaser's proportionate share of all such Taxes attributable to any period of time at and after the Effective Time, save and except for income Taxes of Seller.

(b) Purchaser shall pay any sales, use, excise, registration, documentary, stamp or transfer Taxes, recording fees incurred and imposed with respect to the conveyance of the Properties contemplated hereby.

Section 7.3 Notification of Breaches.

Until the Closing,

(a) Purchaser shall notify Seller promptly after Purchaser obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.

(b) Seller shall notify Purchaser promptly after Seller obtains actual knowledge that any representation or warranty of Purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Purchaser prior to or on the Closing Date has not been so performed or observed in a material respect.

Section 7.4 Documents Delivered at Closing.

On the Closing Date, Seller shall execute and deliver to Purchaser Assignments and Bills of Sale in sufficient number of originals to facilitate recording in each county in which the Properties are located and Assignments and Bills of Sale necessary to convey to Purchaser all federal or state leases, if any, in the form as prescribed by the applicable Governmental Body and otherwise acceptable to Purchaser and Seller.

Section 7.5 Public Announcements.

Neither party shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other.

Section 7.6 Further Assurances.

After Closing, Seller and Purchaser shall take such further actions and execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 7.7 Indemnity Regarding Access.

PURCHASER, ON BEHALF OF ITSELF AND THE PURCHASER INDEMNITEES, SHALL INDEMNIFY, DEFEND, HOLD HARMLESS AND COVENANT NOT TO
SUE SELLER INDEMNITEES, THE OTHER OWNERS OF INTERESTS IN THE ASSETS, AND ALL SUCH PERSONS' DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, FROM AND AGAINST ANY AND ALL DAMAGES ARISING FROM OR RELATED TO ACCESS TO THE ASSETS BY THE PURCHASER INDEMNITEES PURSUANT TO SECTION 7.1.

PURCHASER SHALL INDEMNIFY SELLER AGAINST DAMAGES FOR MATTERS
COVERED BY PURCHASER'S INDEMNIFICATION OBLIGATIONS ARISING OUT
OF AND RESULTING FROM:

1.  THE NEGLIGENCE OF SELLER, WHETHER THE NEGLIGENCE IS
ORDINARY, ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE; AND

2.  THE STRICT LIABILITY OF SELLER, BUT EXCLUDING CLAIMS
BASED ON THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

PURCHASER AND SELLER BOTH AGREE AND STIPULATE THAT THIS INDEMNIFICATION AGREEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE TEST, AND THAT THE PARTIES CLEARLY INTEND TO TRANSFER THE RISK OF LOSS FOR THE INDEMNITEE'S NEGLIGENCE. PURCHASER AND SELLER BOTH AGREE AND STIPULATE THAT THESE INDEMNIFICATION PROVISIONS ARE CONSPICUOUS.

Section 7.8 Gas Imbalances and Take-or-Pay Make-up Obligations.

Purchaser expressly assumes its proportionate share of any and all obligations attributable to gas production imbalances with co-owners of the Properties and gas take-or-pay make-up obligations with purchasers or sellers of natural gas from the Properties.

Section 7.9 Consents to Assignment.

Seller shall promptly prepare and send notices to the holders of any required consents to assignment of any Assets requesting such consents. Seller shall use reasonable efforts to obtain all such consents which are reasonably obtainable by Closing. Purchaser shall cooperate with Seller in seeking to obtain such consents. In the event that Seller is unable to obtain such consents, Purchaser may elect to treat the unsatisfied consent requirement as a Title Defect and the procedures set forth in Section 3.4 shall apply.

Section 7.10 Like-Kind Exchange

Purchaser and Seller agree to use reasonable cooperation so that the transfer of the Properties shall, at either party's election, be accomplished in a manner enabling the transfer of the Properties to qualify as a like-kind exchange of property within the meaning of Section 1031 of the Code. If such an election is made, the parties shall reasonably cooperate to effect such like-kind exchange, which cooperation shall include (i) having any cash payment be paid directly from a 1031 account which has been established with a qualified intermediary, as that term is defined in Section 1031 of the Code, in a manner which enables such transfer of the Properties to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code and (ii) assigning rights to the Properties to a qualified intermediary or an escrow agent acting as a qualified intermediary for the purpose of receiving an assignment of the Properties in a manner which enables such transfer of the Properties to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code. In such events, the parties shall cooperate in the negotiation and execution of such additional documents.

ARTICLE 8 CONDITIONS TO CLOSING

Section 8.1 Conditions of Seller to Closing.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

(a) Representations. The representations and warranties of Purchaser set forth in Article 6 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

(b) Performance. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c) Pending Litigation. No suit, action or other proceeding by a third party, including any Governmental Body, seeking to restrain, enjoin or otherwise prohibit the conveyance of the Assets or the consummation of the transactions contemplated by this Agreement shall be pending;

(d) Deliveries. Purchaser shall have delivered to Seller duly executed counterparts of the Assignment and Bill of Sale;

(e) Payment. Purchaser shall have paid the Closing Payment;

(f) Approval by Board of Directors. Purchaser shall have delivered to Seller either

(i) a resolution executed by the board of directors of Purchaser which specifically approves the terms of this Agreement, the execution of this Agreement by Purchaser and the completion of the transaction contemplated by this Agreement or (ii) a unanimous consent of the board of directors of Purchaser which specifically approves the terms of this Agreement, the execution of this Agreement by Purchaser and the completion of the transaction contemplated by this Agreement.

Section 8.2 Conditions of Purchaser to Closing.

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the following conditions:

(a) Representations. The representations and warranties of Seller set forth in
Article 5 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than any representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date);

(b) Performance. Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c) Pending Litigation. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the conveyance of the Assets or the consummation of the transactions contemplated by this Agreement shall be pending;

(d) Deliveries. Seller shall have delivered to Purchaser duly executed counterparts of the Assignment and Bill of Sale;

(e) Approval by Board of Directors. Seller shall have delivered to Purchaser a unanimous consent of the board of directors of Seller which specifically approves the terms of this Agreement, the execution of this Agreement by Seller and the completion of the transaction contemplated by this Agreement.

ARTICLE 9 CLOSING

Section 9.1 Time and Place of Closing.

Consummation of the purchase and sale transaction as contemplated by this Agreement (the "Closing"), shall, unless otherwise agreed to in writing by Purchaser and Seller, take place at the offices of Seller located at 14425 Torrey Chase, Suite 190 Houston, Texas 77014, at 10:00 a.m., local time, on or before March 31, 2002 (the "Closing Date").

Section 9.2 Obligations of Seller at Closing.

At the Closing, Seller shall deliver or cause to be delivered to Purchaser, among other things, Assignments and Bills of Sale of the Assets, in sufficient number of originals to allow recording in all counties in which the Properties are located and other appropriate jurisdictions and offices, as applicable, duly executed by Seller.

Section 9.3 Obligations of Purchaser at Closing.

At the Closing, Purchaser shall deliver or cause to be delivered to Seller, among other things, the following:

(a) a wire transfer of the Closing Payment in immediately available U.S. dollars; and

(b) copies of the Assignment and Bill of Sale of the Assets, duly executed by Purchaser.

Section 9.4 Closing Payment and Post-Closing Purchase Price Adjustments.

(a) Not later than two (2) Business Days prior to the Closing Date, Seller shall prepare and deliver to Purchaser, based upon the best information available to Seller, a preliminary settlement statement estimating the Adjusted Purchase Price after giving effect to all Purchase Price adjustments set forth in Section 2.2. The preliminary settlement statement shall constitute the dollar amount to be paid by Purchaser to Seller at the Closing (the "Closing Payment").

(b) As soon as reasonably practicable after the Closing but not later than one hundred twenty (120) days following the Closing Date, Seller shall prepare and deliver to Purchaser a final settlement statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment, based, to the extent possible on actual credits, charges, receipts and other items before and after the Effective Time. Seller shall, at Purchaser's request, supply reasonable documentation available to support any credit, charge, receipt or other item. Not later than the thirty (30) days following receipt of the final settlement statement, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to the final settlement statement. The parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than one hundred eighty (180) days after the Closing Date.

(c) All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds in U.S. dollars to:

J P Morgan Chase
For the account of Smith Production Inc.
ABA No. 113000609
Account No. 03400025957

All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing to Seller.

ARTICLE 10

TERMINATION

Section 10.1 Termination.

This Agreement may be terminated as follows:

(a) by the mutual prior written consent of Seller and Purchaser prior to Closing;

(b) by Seller in the events that (i) Closing has not occurred on the Closing
Date;
(ii) Seller is not otherwise in default under the provisions of this Agreement; and
(iii) the Conditions of Seller to Closing in Section 8.1 have not been satisfied; and

(c) by Purchaser in the events that (i) Closing has not occurred on the Closing Date; (ii) Purchaser is not otherwise in default under the provisions of this Agreement; and (iii) the Conditions of Purchaser to Closing in Section
8.2 have not been satisfied.

Section 10.2 Effect of Termination.

If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect except for the provisions of Section 5.6 (Purchaser's Liability for Brokers' Fees), Section 6.5 (Seller's Liability for Brokers' Fees), Section 7.7 (Indemnity Regarding Access) and Section 12.4 (Expenses) which shall continue in full force and effect. Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement.


ARTICLE 11 POST-CLOSING MATTERS

Section 11.1 Receipts.

(a) Purchaser's proportionate share of all production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets which are not reflected in the final settlement statement to which Purchaser is entitled under Section 1.6 shall be the sole property and entitlement of Purchaser, and, to the extent received by Seller, Seller shall fully disclose, account for and remit the same promptly to Purchaser.

(b) All production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets which are not reflected in the final settlement statement to which Seller is entitled under Section 1.6 shall be the sole property and entitlement of Seller and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and remit the same promptly to Seller.

Section 11.2 Expenses.

(a) All Property Costs which are not reflected in the final settlement statement for which Seller is responsible under Section 1.6 shall be the sole obligation of Seller, and Seller shall promptly pay same, or if same have been paid by Purchaser, Seller shall promptly reimburse Purchaser for and hold Purchaser harmless from and against same.

(b) Purchaser's proportionate share of all Property Costs which are not reflected in the final settlement statement for which Purchaser is responsible under Section 1.6 shall be the sole obligation of Purchaser, and Purchaser shall promptly pay same, or if same have been paid by Seller, Purchaser shall promptly reimburse Seller for and hold Seller harmless from and against same.

(c) Seller is entitled to resolve all joint interest audits and other audits of Property Costs covering periods prior to the Effective Time.

Section 11.3 Assumption.

In the event of Closing, as of the Effective Time, Purchaser shall become liable for, assume, perform and discharge Purchaser's proportionate share of all of the obligations and liabilities of Seller, known or unknown, with respect to the Assets, including, without limitation, any Environmental Liabilities, regardless of whether such obligations or liabilities arose prior to the Effective Time, at the Effective Time or after the Effective Time. Purchaser, however, does not assume any obligations or liabilities of Seller to the extent that they are attributable to or arise out of the Excluded Assets or claims for wrongful death and/or personal injury related to the Properties which claims arose before the Effective Time.

Section 11.4 Survival.

In the event of Closing:

(a) The representations and wattanties made herein shall terminate six months after Closing; and

(b) Purchaser's indemnification obligations in Section 7.7 shall not terminate and shall continue without time limit.

Section 11.5 Waiver of Trade Practices Acts.

(a) The Purchaser's rights and remedies with respect to this Agreement and with respect to all acts or practices of Seller, past, present or future, connection with this Agreement shall be governed by legal principles other than the Texas Deceptive Trade Practices-Consumer Protection Act, Tex. Bus. & Com. Code Ann. Sections 17.41 et seq. (the "DTPA"). Purchaser hereby waives the applicability of the DTPA to this Agreement and any and all duties, rights or remedies that might be imposed by the DTPA, whether such duties, rights and remedies are applied directly by the DTPA itself or indirectly in connection with other statutes; provided, however, Purchaser does not waive Sections
17.555 of the DTPA. Purchaser acknowledges, represents and warrants that Purchaser is purchasing the goods and/or services covered by this Agreement for commercial or business use; that Purchaser has assets of $5 million or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles; that Purchaser has knowledge and experience in financial and business matters that enable Purchaser to evaluate the merits and risks of a transaction such as this; and that Purchaser is not in a significantly disparate bargaining position with Seller.

(b) Purchaser expressly recognizes that the price for which Seller has agreed to perform Seller's obligations under this Agreement has been predicated upon the inapplicability of the DTPA and Purchaser's agreement to waive the applicability of the DTPA. Purchaser further recognizes that Seller, in determining to proceed with the entering into of this Agreement, has expressly relied on such waiver by Purchaser and the inapplicability of the DTPA.


ARTICLE 12 MISCELLANEOUS

Section 12.1 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 12.2 Notice.

All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile or by registered or certified mail, postage prepaid, as follows:

If to Seller:

Smith Production Inc.
14425 Torrey Chase, Suite 190
Houston, Texas 77014

Attention: Glenn R. Smith

Telephone: 281.583.0196
Facsimile: 281.893.6396

If to Purchaser:

CNR Production, LLC
911 Main Street, Suite 1710
Kansas City, MO 64105

Attention: Mr. Gary Pennington
Telephone: 816.842.2430
Telecopy:  816.471.8676

Either Party may change its address by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Section 12.3 Binding Agreement

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12.4 Expenses.

All expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the Assignment and Bill of Sale delivered hereunder and the Exhibits hereto, and all other matters related to the Closing, including without limitation, all fees and expenses of counsel, accountants and financial advisers, shall be borne solely and entirely by the party incurring same.

Section 12.5 No Third-Party Beneficiaries.

Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claims, cause of action, remedy or right of any kind.

Section 12.6 Construction.

Seller and Purchaser have had (i) substantial input into the drafting and preparation of this Agreement and (ii) the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm's length negotiations from equal bargaining positions and shall not be construed against either party.

Section 12.7 Governing Law.

This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations.

Section 12.8 Captions.

The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 12.9 Waivers.

Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.10 Assignment.

No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party and any assignment or delegation made without such consent shall be void.

Section 12.11 Entire Agreement.

This Agreement and the documents to be executed hereunder and the Exhibits attached hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

Section 12.12 Amendment.

This Agreement may be amended or modified only by an agreement in writing executed by both parties.

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written.

SELLER:                                       PURCHASER

/s/ Glenn R. Smith                            /s/ Phelps C. Wood
___________________                           __________________
By: Glenn R. Smith                            By: Phelps C. Wood
Title: President                              Title: President

EXHIBIT 1.2(a)

LEASES

PART I - BASS ACQUISITION


Bass Lease Number:           41790C
Lessor:                      Ethal Barbara Van Dresar
Lessee:                      Del Oro Leasing Company, Inc.
Lease Date:                  January 7, 1998
Recording:                   Book, 802, Page 216

Bass Lease Number:           41790D
Lessor:                      Marie L. Benavides, et al
Lessee:                      Del Oro Leasing Company, Inc.
Lease Date:                  January 7, 1998
Recording:                   Book, 802, Page 205

Bass Lease Number:           41790E
Lessor:                      Oliver C. Aldrich, III et al
Lessee:                      Del Oro Leasing Company, Inc.
Lease Date:                  January 7, 1998
Recording:                   Book, 802, Page 222

Bass Lease Number:           41790F
Lessor:                      George M. Aldrich
Lessee:                      Del Oro Leasing Company, Inc.
Lease Date:                  January 7, 1998
Recording:                   Book, 802, Page 228

Bass Lease Number:           41790G
Lessor:                      Alice Statham Aldrich, et al
Lessee:                      Del Oro Leasing Company, Inc.
Lease Date:                  January 7, 1998
Recording:                   Book, 802, Page 225

Bass Lease Number:           35382
Lessor:                      Samuel D. Bloombergch, et al
Lessee:                      The Texas Company
Lease Date:                  September 23, 1933
Recording:                   Book, 74, Page 142

Bass Lease Number:           35454
Lessor:                      Samuel D. Bloombergch, et al
Lessee:                      The Texas Company
Lease Date:                  September 23, 1933
Recording:                   Book, 74, Page 142

Bass Lease Number:           35748
Lessor:                      Samuel D. Bloombergch, et al
Lessee:                      The Texas Company
Lease Date:                  September 23, 1933
Recording:                   Book, 74, Page 142

Bass Lease Number:           38553
Lessor:                      Samuel D. Bloombergch, et al
Lessee:                      The Texas Company
Lease Date:                  September 23, 1933
Recording:                   Book, 74, Page 142

Bass Lease Number:           39527
Lessor:                      EFS Family. LLC, et al
Lessee:                      Hanson Production Inc.
Lease Date:                  February 4, 1994
Recording:                   Book, 693, Page 604

Bass Lease Number:           40560
Lessor:                      J. A. Garcia, Jr., Et al
Lessee:                      Hanson Production Inc.
Lease Date:                  December 18, 1991
Recording:                   Book, 648, Page 541

Bass Lease Number:           41260
Lessor:                      Ida Margaret Ramsey Kent
Lessee:                      Perry R. Bass, Trustee, et al
Lease Date:                  August 15, 1997
Recording:                   Book, 790, Page 766
Bass Lease Number:           41315
Recording:                   Book 786, Page 400

Bass Lease Number:           41790A
Lessor:                      Dorothy E. Ferguson
Lessee:                      Del Oro Leasing Company, Inc.
Lease Date:                  January 7, 1998
Recording:                   Book, 802, Page 219

Bass Lease Number:           41790B
Lessor:                      Ruth E. Van Dresar Estate
Lessee:                      Del Oro Leasing Company, Inc.
Lease Date:                  January 7, 1998
Recording:                   Book, 802, Page 213


PART II - TOTALFINAELF ACQUISITION

INSOFAR AND ONLY INSOFAR as the Leases cover the following depths and formations:

All depths and formations encountered on the downthrown side of the Tabasco Fault as further defined below:

All depths and formations lying above the stratigraphic equivalent of the base of the "Z" sand as seen at a depth of 10,750' in the ARCO - M.J.
Sobel #2 Well and encountered on the downthrown side of the Tabasco Fault as further defined below:

The Tabasco Fault was encountered and identified on the electric logs for the following wells at the approximate measured depths indicated:

At 9,260' in the Houston Oil Co. of Texas #1 B. Cerda well (TD-9,576'), Los Ejidos De Reynosa Viejo Survey, A-70, Hidalgo County, Texas;

At 11,950' TMD in the Arco #2 Wood Gas Unit well (TD-12,600'TMD), Porcion 78, Dionisio Ramirez Survey, A-563, Hidalgo County, Texas;

At 11,918' TVD in the Arco Volz #1 well (TD 11,438' TMD ), Porcion 77, Pedro Flores Survey, A-577, Hidalgo County, Texas;

At 8,800' in the Atlantic Richfield #26 West well (TD-9,348' TMD), Porcion 75, Nicolas Flores Survey, A-61, Hidalgo County, Texas;

At 8,720' in the Winchester #1 Chapa well (TD-12,721'), Porcion 75, Nicolas Flores Survey, A-61, Hidalgo County, Texas; and,

At 8,000' in the Houston Oil Co. of Texas #4 West well (TD-10,104'), Porcion 74, Manuel Martinez Survey, A-582, Hidalgo County, Texas.

The approximate location and depth of the Tabasco Fault as it traverses the Leases is reflected on the Tabasco Fault Plane Map, which map is attached as
Exhibit 3.04 (b) to that certain Mission Prospect Exploration Agreement effective October 1, 2002, between Smith Production Inc. and Sid R. Bass Inc., et al.

Fina (TFE)  Lease Number:     01TX018055-000
Lessor:                       Hidalgo County Watere Control and Improvement
                              District #6
Lessee:                       Thomas W. Schleier
Date:                         December 15, 1994
Recording:                    Document #452121, Hidalgo County, Texas

Fina (TFE)  Lease Number:     09TX016510-000
Lessor:                       David Chapa, et al
Lessee:                       William Maarks
Date:                         May 8, 1951
Recording:                    Volume 114, Page 506, Hidalgo County, Texas

Fina (TFE)  Lease Number:     09TX016510-000
Lessor:                       Amancia J. Chapa et. ux.
Lessee:                       William Maarks
Date:                         May 8, 1951
Recording:                    Volume 114, Page 227, Hidalgo County, Texas

Fina (TFE)  Lease Number:     09TX016505-000
Lessor:                       Hanna M. Barnebee Baugh, Individually and as
                              Independent Executor of the Estate of James
                              Hosea Barnebee
Lessee:                       Hugh Kirkpatrick
Date:                         April 28, 1952
Recording:                    Volume 128, Page 234, Hidalgo County, Texas

Fina (TFE)  Lease Number:     09TX016506-001
Lessor:                       Fred W. Volz, Sr., et ux
Lessee:                       Hugh Kirkpatrick
Date:                         March 3, 1952
Recording:                    Volume 128, Page 235, Hidalgo County, Texas

Fina (TFE)  Lease Number:     09TX016506-002
Lessor:                       Ibsen F. Boyce, et ux
Lessee:                       Hugh Kirkpatrick
Date:                         April 14, 1952
Recording:                    Volume 128, Page 239, Hidalgo County, Texas

Fina (TFE)  Lease Number:     09TX016507-000
Lessor:                       Ethyl May Lyon, et al
Lessee:                       Hugh Kirkpatrick
Date:                         March 28, 1952
Recording:                    Volume 128, Page 237, Hidalgo County, Texas

FEE MINERALS

Fina (TFE)  Lease Number:     09RPTX2783-000
Grantor:                      Thomas W. Schleier
Grantee:                      Fina Oil and Chemical Company
Date:                         July 20,1994
Recording:                    File #420949, Hidalgo County, Texas

Fina (TFE)  Lease Number:     09RPTX2783-000
Grantor:                      Thomas W. Schleier
Grantee:                      Fina Oil and Chemical Company
Date:                         May 8, 2000, effectiveDecember 1, 1994
Recording:                    File #872849, Hidalgo County, Texas

EXHIBIT 1.2(b)

PART I - BASS ACQUISITION

Well/Field                    County      WI          NRI

Flores Field

Bloomberg #11                 Starr       1.00000000  .80576128
Bloomberg #15                 Starr       1.00000000  .80576128
Bloomberg, Samuel D. #3       Starr        .65000000  .50272491
Bloomberg #18                 Starr       1.00000000  .80576128
Bloomberg #1                  Starr        .65000000  .50272490

Flores West Field

Bloomberg, Samuel D. #14      Starr       1.00000000  .81143579
Kent #1                       Starr        .82500000  .66563327
Bloomberg, Unit A #1          Starr        .82500000  .66563327
Bloomberg, Samuel D. #2       Starr        .65000000  .50845719
Bloomberg, Samuel D. #5       Starr        .65000000  .50845719
Bloomberg, Samuel D. #7       Starr       1.00000000  .72459990
Bloomberg #17                 Starr       1.00000000  .80576128
Bloomberg, Samuel D. #13      Starr       1.00000000  .74000000
Bloomberg, Samuel D. #12      Starr       1.00000000  .81143539
Bloomberg #10                 Starr       1.00000000  .74000000  (1)
                              Starr       1.00000000  .80576128  (2)
Slick-State #1                Starr       1.00000000  .72078378
Bloomberg, Samuel D. #8       Starr        .65000000  .73033219
Bloomberg #20                 Starr       1.00000000  .81143539
Bloomberg #19                 Starr       1.00000000  .81143539
Garcia, J. A. #2              Hidalgo      .56050000  .39356000
Bloomberg #21                 Starr       1.00000000  .80576128
Garcia, J. A. #2              Starr        .56050000  .39356000
Bloomberg #4                  Starr       1.00000000  .72933148  (3)
                              Starr        .65000000  .51104365  (4)
Bloomberg, Samuel D. #6       Starr        .65000000  .50272490
Bloomberg #16                 Starr       1.00000000  .80097876


(1)	10 % of the production is calculated at this interest.
(2)	90 % of the production is calculated at this interest.
(3)	BPO working and net revenue interest.
(4)	APO working and net revenue interest.

PART II - TOTALFINAELF ACQUISITION

Well/Field                    County      WI          NRI

Tabasco Field

Chapa Gas Unit- Well Numbers
1,2,4,6,7,8 and 9 and Volx 3  Hidalgo    1.0000000    .8017551

Chapa Gas Unit- Well Numbers
1, 4 and 5                    Hidalgo    1.0000000    .8750000

EXHIBIT 1.2(c)

Units

PART I - BASS ACQUISITION

Bloomberg Unit A#1 Well

40 Acre Unit located in two (2) tracts, of which one (1) 20 acre tract is located in the N. Zamora Survey, A-699 and one (1) 20 acre tract is located in the N. Zamora Survey, A-282, as described in the Bloomberg Unit A#1 Unit designation recorded in Volume 872, Page 699 and Volume 872, Page 692 of the Deed Records of Starr County, Texas, as amended.


PART II - TOTALFINAELF ACQUISITION

Designation of Chapa Gas Unit effective December 1, 1995 recorded under Document No. 489260, Official Public Records, Hidalgo County, Texas - limited in depth from surface to 11,500'.

Dissolution and Reformation and Designation of Volz Gas Unit effective December 1, 1995 recorded under Document No. 489261, official Public Records, Hidalgo County, Texas - limited in depth from the surface to 11,500.

EXHIBIT 2.3

ALLOCATED VALUES

To be completed

EXHIBIT 3.2

(Two forms of assignment)

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale ("Assignment") is from Smith Production Inc. ("Assignor"), a Texas corporation, whose address is 14425 Torrey Chase, Suite 190, Houston, Texas 77014, to Moran Resources Company, a Texas corporation, whose address is 2803 Sackett, Houston, Texas 77098; CNR Production, LLC, a Texas limited liability company, whose address is 911 Main Street, Suite 1710 Kansas City, Missouri 64105; and Frost National Bank, N.A., Trustee for Franke Interests, Inc. (H10834), whose address is P.O. Box 1600, San Antonio, Texas 78296 (jointly referred to as "Assignees" and singularly referred to as "Assignee"). This Assignment shall be effective as of January 1, 2003 at 7:00 a.m. Central Standard Time (the "Effective Time").

WITNESSETH:

In consideration of One Hundred Dollars ($100.00) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby grant, convey, assign, transfer, and deliver unto Assignees an undivided fifteen percent (15%) of Assignor's right, title and interest in the following property rights as of the Effective Time (the "Assigned Interests"):

(a) Oil, gas and mineral lease as described on Exhibit 1.2(a), subject to such depth limitations, exclusions and other restrictions as described on
Exhibit 1.2 (a) (collectively, the "Lease") and all tenements, hereditaments and appurtenances belonging to the Lease, together with each and every kind and character of right, title, claim, and interest that Assignor has in and to the Lease and the lands covered thereby, pooled, unitized or communitized therewith (the "Lands");

(b) Oil, gas, water, disposal or injection wells located on the Lands including the interests in the wells as described on Exhibit 1.2(b) attached hereto (the "Wells");

(c) Units which include all or portions of the Lease, Lands or Wells as described on Exhibit 1.2(c) (the "Units") including production from any such Unit and all tenements, hereditaments and appurtenances belonging to the Units;

(d) All valid and subsisting contracts, agreements, orders and instruments by which the Assigned Interests are bound or to which the Assigned Interests are subject, or that relate to or are otherwise applicable to the Assigned Interests (all of which are hereinafter collectively referred to as "Contracts") but excluding any Contracts to the extent transfer is restricted by third-party agreement or applicable law;

(e) All valid and subsisting easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights ("Surface Contracts") appurtenant to, and used or held for use primarily in connection with the Assigned Interests, excluding any Surface Contracts to the extent transfer is restricted by third-party agreement or applicable law;

(f) Equipment, machinery, fixtures, facilities and improvements located on the Assigned Interests but excluding (i) vehicles, (ii) computers and related peripheral equipment, (iii) communications equipment and (iv) communications licenses granted by the Federal Communications Commission or other governmental agency (subject to such exclusions, the "Equipment");

(g) Hydrocarbons produced from or attributable to the Assigned Interests from and after the Effective Time; and

(h) To the extent transferable, photocopies of all files; title opinions; land surveys; and non-confidential logs related to the Assigned Interests listed above in subsections (a)-(g), inclusive, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable law, (ii) computer software, (iii) work product of Assignor's legal counsel (other than title opinions), (iv) records and documents relating to the negotiation and consummation of the sale of the Assigned Interests and (v) corporate, financial, income and franchise tax and legal records of Assignor that relate to Assignor's business generally (whether or not relating to the Assigned Interests).

The Assigned Interests shall be owned Eighty Percent (.8000000) by Moran Resources Company, Thirteen and One-Third Percent (.1333333) by CNR Production, LLC and Six and Two-Thirds Percent (.0666667) by Frost National Bank, N.A., Trustee for Franke Interests, Inc.

TO HAVE AND TO HOLD all and singular the Assigned Interests, together with all rights, titles, interests, estates and privileges thereunto appertaining to Assignees forever. Assignor does by these presents bind itself to WARRANT and FOREVER DEFEND all and singular the Lease unto the Assignees against every person whomsoever lawfully claiming or to claim the same or any part thereof, BY, THROUGH OR UNDER ASSIGNOR ONLY, BUT NOT OTHERWISE. Assignor's special warranty covering the Lease is limited to the extent of each Assignee's proportionate ownership interest in the Assigned Interests.

This Assignment is made subject to the terms and provisions of (i) that certain unrecorded Purchase and Sale Agreement dated effective as of the Effective Time between Smith Production Inc., as Seller, and Moran Resources Company, as Purchaser, (ii) that certain unrecorded Purchase and Sale Agreement dated effective as of the Effective Time between Smith Production Inc., as Seller, and CNR Production, LLC, as Purchaser, and (iii) that certain unrecorded Purchase and Sale Agreement dated effective as of the Effective Time between Smith Production Inc., as Seller, and Frost National Bank, N.A., Trustee for Franke Interests, Inc., as Purchaser, (jointly referred to as the "Purchase and Sale Agreements") including, without limitation, all Permitted Encumbrances, as that term is defined in the Purchase and Sale Agreements. Assignees shall be severally liable for the obligations, liabilities and duties of Purchaser as provided in the Purchase and Sale Agreements to the extent of each Assignee's proportionate ownership interest in the Assigned Interests.

Assignor also hereby grants and transfers to Assignees, to the extent so transferable, the benefit of and the right to enforce the covenants and warranties, if any, which Assignor is entitled to enforce with respect to the Assigned Interests against Assignor's predecessors in title to the Assigned Interests.

EXCEPT FOR THE SPECIAL WARRANTY OF TITLE COVERING THE LEASE, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE AS TO ASSIGNED INTERESTS. ASSIGNEES ACCEPT THE EQUIPMENT AND PERSONAL PROPERTY IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS," WITH ALL FAULTS.

Nothing herein shall be deemed to ratify or create any rights in parties who are not signatory parties to this Assignment.

This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one assignment.

This Assignment shall bind and inure to the benefit of Assignor and Assignees and their respective successors and assigns.

This Assignment has been executed on the dates of the acknowledgments hereto, but shall be effective for all purposes as of the Effective Time.

[EXECUTION PAGES OF THE PARTIES BEGINS ON THE FOLLOWING PAGE]

[EXECUTION PAGE OF ASSIGNOR]



Smith Production Inc.

By:  /s/ Glenn R. Smith
     __________________________
     Glenn R. Smith
     President

[EXECUTION PAGES OF ASSIGNEES]



Moran Resources Company

By:/s/ Patrick J. Moran
   _________________________
   Patrick J. Moran
   President

[EXECUTION PAGES OF ASSIGNEES CONTINUED]


CNR Production, LLC

By: /s/ Phelps C. Wood
    ____________________________
    Phelps C. Wood
    President

[EXECUTION PAGES OF ASSIGNEES CONTINUED]

Frost National Bank, N.A., Trustee for Franke Interests, Inc. (H10834)

By: /s/ Baker Duncan
    ____________________________
    Printed Name: Baker Duncan
    Title: Senior Vice President

[END OF EXECUTION PAGES]

Acknowledgments

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on February 26, 2003 by Glenn
R. Smith, President of Smith Production Inc., a Texas corporation, on behalf of said corporation.

Given under my hand and seal of office this 26th day of February, 2003.

/s/ Mary Jo Higgins
____________________________
Notary Public in and for the
State of Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on February 26, 2003 by Patrick J. Moran, President of Moran Resources Company, a Texas corporation, on behalf of said corporation.

Given under my hand and seal of office this 26th day of February, 2003.

/s/ Mary Jo Higgins
____________________________
Notary Public in and for the
State of Texas

THE STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

This instrument was acknowledged before me on February 27th, 2003 by Phelps C. Wood, President of CNR Production, LLC, a Texas limited liability company, on behalf of said corporation.

Given under my hand and seal of office this 27th day of February, 2003.

/s/ Janet Bonillia
____________________________
Notary Public in and for the
State of California

THE STATE OF TEXAS

COUNTY OF BEXAR

This instrument was acknowledged before me on February 25th, 2003 by Baker Duncan, Senior Vice President of Frost National Bank, N.A., acting in its capacity as Trustee for Franke Interests, Inc. (H10834).

Given under my hand and seal of office this 25th day of February, 2003.

/s/ Rosa I. Bonilla
____________________________
Notary Public in and for the
State of Texas


[END OF ASSIGNMENT]

EXHIBIT 3.2

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale ("Assignment") is from Smith Production
Inc. ("Assignor"), a Texas corporation, whose address is 14425 Torrey Chase, Suite 190, Houston, Texas 77014, to Moran Resources Company, a Texas corporation, whose address is 2803 Sackett, Houston, Texas 77098; CNR Production, LLC, a Texas limited liability company, whose address is 911
Main Street, Suite 1710 Kansas City, Missouri 64105; and Frost National Bank, N.A., Trustee for Franke Interests, Inc. (H10834), whose address is P.O. Box 1600, San Antonio, Texas 78296 (jointly referred to as "Assignees" and singularly referred to as "Assignee"). This Assignment shall be effective as of January 1, 2003 at 7:00 a.m. Central Standard Time (the "Effective Time").

WITNESSETH:

In consideration of One Hundred Dollars ($100.00) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby grant, convey, assign, transfer, and deliver unto Assignees an undivided fifteen percent (15%) of Assignor's right, title and interest in the following property rights as of the Effective Time (the "Assigned Interests"):

(a) Oil, gas and mineral leases; subleases and other leaseholds; carried interests; farmout rights; options; and other Assigned Interests and interests as described on Exhibit 1.2(a), subject to such depth limitations, exclusions and other restrictions as described on Exhibit 1.2 (a) (collectively, the "Leases") and all tenements, hereditaments and appurtenances belonging to the Leases, together with each and every kind and character of right, title, claim, and interest that Assignor has in and to the Leases and the lands covered thereby, pooled, unitized or communitized therewith (the "Lands");

(b) Oil, gas, water, disposal or injection wells located on the Lands including the interests in the wells as described on Exhibit 1.2(b) attached hereto
(the "Wells");

(c) Units which include all or portions of the Leases, Lands or Wells as described on Exhibit 1.2(c) (the "Units") including production from any such Unit and all tenements, hereditaments and appurtenances belonging to the Units;

(d) All valid and subsisting contracts, agreements, orders and instruments by which the Assigned Interests are bound or to which the Assigned Interests are subject, or that relate to or are otherwise applicable to the Assigned Interests (all of which are hereinafter collectively referred to as "Contracts") but excluding any Contracts to the extent transfer is restricted by third-party agreement or applicable law;

(e) All valid and subsisting easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights ("Surface Contracts") appurtenant to, and used or held for use primarily in connection with the Assigned Interests, excluding any Surface Contracts to the extent transfer is restricted by third-party agreement or applicable law;

(f) Equipment, machinery, fixtures, facilities and improvements located on the Assigned Interests but excluding (i) vehicles, (ii) computers and related peripheral equipment, (iii) communications equipment and (iv) communications licenses granted by the Federal Communications Commission or other governmental agency (subject to such exclusions, the "Equipment");

(g) Hydrocarbons produced from or attributable to the Assigned Interests from and after the Effective Time; and

(h) To the extent transferable, photocopies of all files; title opinions; land surveys; and non-confidential logs related to the Assigned Interests listed above in subsections (a)-(g), inclusive, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable law, (ii) computer software, (iii) work product of Assignor's legal counsel (other than title opinions), (iv) records and documents relating to the negotiation and consummation of the sale of the Assigned Interests and (v) corporate, financial, income and franchise tax and legal records of Assignor that relate to Assignor's business generally (whether or not relating to the Assigned Interests).

The Assigned Interests shall be owned Eighty Percent (.8000000) by Moran Resources Company, Thirteen and One-Third Percent (.1333333) by CNR Production, LLC and Six and Two-Thirds Percent (.0666667) by Frost National Bank, N.A., Trustee for Franke Interests, Inc.

TO HAVE AND TO HOLD all and singular the Assigned Interests, together with all rights, titles, interests, estates and privileges thereunto appertaining to Assignees forever. Assignor does by these presents bind itself to WARRANT and FOREVER DEFEND all and singular the Leases unto the Assignees against every person whomsoever lawfully claiming or to claim the same or any part thereof, BY, THROUGH OR UNDER ASSIGNOR ONLY, BUT NOT OTHERWISE. Assignor's special warranty covering the Leases is limited to the extent of each Assignee's proportionate ownership interest in the Assigned Interests.

This Assignment is made subject to the terms and provisions of (i) that certain unrecorded Purchase and Sale Agreement dated effective as of the Effective Time between Smith Production Inc., as Seller, and Moran Resources Company, as Purchaser, (ii) that certain unrecorded Purchase and Sale Agreement dated effective as of the Effective Time between Smith Production Inc., as Seller, and CNR Production, LLC, as Purchaser, and (iii) that certain unrecorded Purchase and Sale Agreement dated effective as of the Effective
Time between Smith Production Inc., as Seller, and Frost National Bank, N.A., Trustee for Franke Interests, Inc., as Purchaser, (jointly referred to as the "Purchase and Sale Agreements")including, without limitation, all Permitted Encumbrances, as that term is defined in the Purchase and Sale Agreements. Assignees shall be severally liable for the obligations, liabilities and duties of Purchaser as provided in the Purchase and Sale Agreements to the extent of each Assignee's proportionate ownership interest in the Assigned Interests.

Assignor also hereby grants and transfers to Assignees, to the extent so transferable, the benefit of and the right to enforce the covenants and warranties, if any, which Assignor is entitled to enforce with respect to the Assigned Interests against Assignor's predecessors in title to the Assigned Interests.

EXCEPT FOR THE SPECIAL WARRANTY OF TITLE COVERING THE LEASES, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE AS TO ASSIGNED INTERESTS. ASSIGNEES ACCEPT THE EQUIPMENT AND PERSONAL PROPERTY IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS," WITH ALL FAULTS.

Nothing herein shall be deemed to ratify or create any rights in parties who are not signatory parties to this Assignment.

This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one assignment.

This Assignment shall bind and inure to the benefit of Assignor and Assignees and their respective successors and assigns.

This Assignment has been executed on the dates of the acknowledgments hereto, but shall be effective for all purposes as of the Effective Time.


[EXECUTION PAGES OF THE PARTIES BEGINS ON THE FOLLOWING PAGE]

[EXECUTION PAGE OF ASSIGNOR]

Smith Production Inc.

By:/S/ Glenn R. Smith
   __________________________
   Glenn R. Smith
   President

[EXECUTION PAGES OF ASSIGNEES]



Moran Resources Company

By: /s/ Patrick J. Moran
    _________________________
    Patrick J. Moran
    President

[EXECUTION PAGES OF ASSIGNEES CONTINUED]


CNR Production, LLC

By: /s/ Phelps C. Wood
   ____________________________
   Phelps C. Wood
   President

[EXECUTION PAGES OF ASSIGNEES CONTINUED]

Frost National Bank, N.A., Trustee for Franke Interests, Inc. (H10834)

By:/s/ Baker Duncan
   ____________________________
   Printed Name: Baker Duncan
   Title: Senior Vice President



[END OF EXECUTION PAGES]

Acknowledgments

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on February 26, 2003 by Glenn
R. Smith, President of Smith Production Inc., a Texas corporation, on behalf of said corporation.

Given under my hand and seal of office this 26th day of February, 2003.

/s/ Mary Jo Higgins
____________________________
Notary Public in and for the
State of Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on February 26, 2003 by Patrick J. Moran, President of Moran Resources Company, a Texas corporation, on behalf of said corporation.

Given under my hand and seal of office this 26th day of February, 2003.

/s/ Mary Jo Higgins
____________________________
Notary Public in and for the
State of Texas

THE STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

This instrument was acknowledged before me on February 27th, 2003 by Phelps C. Wood, President of CNR Production, LLC, a Texas limited liability company, on behalf of said corporation.

Given under my hand and seal of office this 27th day of February, 2003.

/s/ Janet Bonillia
____________________________
Notary Public in and for the
State of California

THE STATE OF TEXAS

COUNTY OF BEXAR

This instrument was acknowledged before me on February 25th, 2003 by Baker Duncan, Senior Vice President of Frost National Bank, N.A., acting in its capacity as Trustee for Franke Interests, Inc. (H10834).

Given under my hand and seal of office this 25th day of February, 2003.

/s/ Rosa I. Bonilla
____________________________
Notary Public in and for the
State of Texas



[END OF ASSIGNMENT]

EXHIBIT 5.10

Consents to Assignments


PART I - BASS ACQUISITION

Lease Number:    405060
Lessor:          J.A Garcia, Jr. et al
Lessee:          Hanson Minerals Company
Lease Date:      December 18, 1991
Recorded:        Book 648, Page 541, Starr County, Texas

Prior written consent required by Lessee, furnishing Lessee a recorded copy of Assignment. Any assignment made by Lessee of all or any portion of or interest in this lease shall contain certain provisions per paragraph X of lease.

Lease Number:    41260
Lessor:          Ida Margaret Ramsey Kent
Lessee:          Perry R. Bass, Trustee et al
Lease Date:      August 15, 1997
Recorded:        Book 790, Page 766, Starr County, Texas

Prior written consent required by Lessee, furnishing Lessee a recorded copy of Assignment. Any assignment made by Lessee of all or any portion of or interest in this lease shall contain certain provisions per paragraph X of lease.


PART II - TOTALFINAELF ACQUISITION

NONE

[END]